SARM 2006-11 Exhibit 35 (a-c )

a)
AURORA LOAN SERVICES (LOGO)
A Lehman Brothers Company

Depositor: Structured Asset Securities Corporation
745 Seventh Avenue, 8th Floor
New York, NY 10019

Trustee: US Bank, N.A.
One Federal Street, 3rd Floor
Boston, MA 02110

Securities Administrator:

Subject:
Annual Officer's Certification
Fiscal Year: 2006
Securitization: SARM 2006-11
I, E. Todd Whittemore, the undersigned, a duly authorized officer of Aurora Loan Services LLC
(the "Master Servicer"), do certify the following for the Calendar Year 2006:
1. A review of the activities of the Master Servicer during the preceding calendar year (or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.
2. To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout 2006 (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Depositor, and the Trustee each such failure known to me and the nature and status thereof, including the steps being taken by the Master Servicer to remedy such default.
Certified by: AURORA LOAN SERVICES
LLC
By: /s/ E. Todd Whittemore
Name: E. Todd Whittemore
Title: Executive Vice President

b)
AURORA LOAN SERVICES (LOGO)

Depositor: Structured Asset Securities Corporation
Attention: Mortgage Finance SARM 2006-11
745 7th Avenue, 7th Floor
New York, NY 10019

Master Servicer: Aurora Loan Services LLC
Chris Baker
327 Inverness Drive South
Englewood, CO 80112

Trustee: US Bank N.A.
Structured Finance SARM 2006-11
60 Livingston Ave.
St. Paul, MN 55107
Subject: Annual Officer's Certification
Fiscal Year: 2006
Investor Code: F87
Investor Name: SARM 2006-11
I, Terry Gentry, the undersigned, a duly authorized officer of Aurora Loan Services LLC (the "Servicer"), do certify the following for the Calendar Year 2006:
1. A review of the activities of the Servicer during the preceding calendar year (or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.
2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout 2006 (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Master
Servicer, the Depositor, and the Trustee each such failure known to me and the nature and status thereof, including the steps being taken by the Servicer to remedy such default.

Certified by: AURORA LOAN SERVICES LLC
By /s/ Terry L. Gentry
Name: Terry L. Gentry
Title: Managing Director

c)
Countrywide (logo)
HOME LOANS
400 Countrywide Way
Simi Valley, California 93065-6298

February 28. 2007

AURORA MSF LEHMAN
2530 S PARKER RD, #601
AURORA, CO 80014
OFFICERS CERTIFICATE
I, Joseph Gandelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Servicer"). I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s)
set forth on Exhibit A attached hereto (the "Servicing Agreement") that:
(a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and
(b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year.
/s/Joseph Gandelario February 28, 2007
Joseph Gandelario
First
Vice President
Compliance Officer
Loan Administration
See Deal Name listing on following page.
Exhibit A
LMT 2006-3
LMT 20064
LMT 2008-9
LXS 2006-ION
LXS 2006-I2N
LXS 2006-lEN
LXS 2006-17
US 2006-ION
US 2006-19
US 2006-20
LXS 2006-2N
US 2006-3
US 2006-4N
SARM 08-06
SARM 2006-1
SARM 2006-10
SARM 2006-11
SARM 2006-12
SARM 2006-2
SARM 2006-3
SARM 2006-3
SARM 20064
SARM 20064
SARM 2ao6-5
SARM 2006-7
SARM 2006-8
SARM 2008-9